      SECOND AMENDMENT TO EMPLOYMENT AGREEMENT This Second Amendment to Employment Agreement (“Second Amendment”) is made by and between Suzanne M. Grimes (“Executive”) and Cumulus Media Inc. (“Company”) on this 26th day of January, 2018. WHEREAS, Executive and Company are parties to that certain Employment Agreement dated December 13, 2015, as amended by that First Amendment to Employment Agreement dated March 30, 2016 (collectively, the “Agreement”); WHEREAS, the Parties wish to modify the terms of the Agreement in accordance with the terms hereof; and WHEREAS, this Second Amendment, once executed by the Parties, shall be incorporated into the Agreement; NOW THEREFORE, the Parties in consideration of the mutual promises set forth herein, hereby agree as follows: 1. The first sentence of Section 3 is deleted in its entirety and the following is inserted in lieu thereof: “The term of Executive’s employment by the Company under this Agreement (the “Employment Period”) shall commence on January 3, 2016 and shall continue until July 31, 2020.” 2. Section 4.1 of the Agreement is deleted in its entirety and the following is inserted in lieu thereof: “4.1 Salary. During the period beginning on the date hereof until July 2, 2018, the Company shall pay to Executive salary at a rate of $600,000 per annum, less all legally required and previously authorized deductions, payable semi-monthly or on such other payment schedule as shall be applied to all similarly situated employees, for work performed during the regular preceding pay period (“Base Salary”). For the period beginning on July 3, 2018 and continuing through July 31, 2020, the rate upon which the Base Salary will be calculated shall be $650,000 per annum.” 3. Section 4.2.2 of the Agreement is deleted in its entirety and the following is inserted in lieu thereof: “4.2.2 At the end of each calendar year during the Employment Period, Executive shall be eligible to receive an annual bonus in a target amount of eighty percent (80%) of Executive’s Base Salary. Notwithstanding anything to the contrary contained herein, with regard to calendar year 2018, the annual bonus target amount shall be $500,000. Each calendar year during the term of this Agreement, at the sole election of the Chief Executive Officer, the Chief Executive Officer will propose to the Compensation Committee of the Board of Directors of the Company an executive incentive plan (“EIP”) that establishes the bases upon which bonus decisions for such Executive are to be made for that year. Such bases may include, without limitation, the achievement of performance criteria/goals relating to Executive, the various Job Duties of Executive, and/or the performance of the Company as a whole, as such criteria and goals are determined each year in good faith by the Chief Executive Officer. In the event that the Compensation Committee approves an EIP proposed by the Chief Executive Officer, such EIP shall be the basis upon which any bonus is awarded to Executive for that year. If the Compensation Committee does not approve an EIP for any given year, or the Chief Executive Officer elects not to propose one, the bases for awarding a bonus to Executive for that year shall be governed by the bonus provisions of this Agreement that were in effect immediately prior to January 1, 2016. There will be no annual bonus eligibility with respect to services rendered by Executive in calendar year 2015.” 4. A new 4.2.3 is hereby inserted to the Agreement as follows: “4.2.3. At the end of each calendar year during the Employment Period, Executive shall be eligible to receive an additional annual bonus in a target amount of twenty percent (20%) of Executive’s Base Salary (the “Corporate Marketing Bonus”). Such Corporate Marketing Bonus shall be payable in the event that the Company achieves certain financial and strategic goals relating to its corporate marketing initiatives that are mutually agreed upon by the Company’s Chief Executive Officer and Executive, provided, however, that if such goals cannot be mutually agreed upon, then Executive shall not be eligible for such bonus. Moreover, the Corporate Marketing Bonus shall only be payable to Executive in the event that the Company achieves the performance goal(s) established for the Company as a whole pursuant to Section 4.2.2 above. Notwithstanding anything to the contrary contained herein, with regard to calendar year 2018, the Corporate Marketing Bonus target amount shall be $65,000.” 5. Section 4.3 of the Agreement is deleted in its entirety and the following shall be inserted in lieu thereof: “4.3. Equity Awards. Executive shall be eligible to receive an annual award of stock options or restricted shares commensurate with Executive’s role, which award is and shall be at all times subject to the approval and grant by the Company’s Chief Executive Officer and Compensation Committee at their sole discretion. Executive and such awards shall be subject to the terms and conditions of the applicable equity plans and programs, including, without limitation, the Company’s right to amend or terminate the plans at any time and without advance notice to the participants.”

    6. All capitalized terms used herein, unless given specific definitions in this Second Amendment shall have the definition ascribed to such terms in the Agreement. 7. This Second Amendment shall be effective as of February 1, 2018 (the “Effective Date”). Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its terms. This Second Amendment may be executed in any number of counterparts, each of which when taken together shall constitute one and the same original instrument. IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Second Amendment the day and year indicated herein. COMPANY EXECUTIVE Cumulus Media Inc. Suzanne M. Grimes